EXHIBIT 10.1

ASSET PURCHASE AGREEMENT

by and between

DIGITAL ANGEL CORPORATION

and

MGT CAPITAL INVESTMENTS, INC.

April 10, 2013

TABLE OF CONTENTS

Page

1.	DEFINITIONS; INTERPRETATION	1

1.1	Definitions	1
1.2	Interpretation	4

2.	PRE-CLOSING AGREEMENTS	4

2.1	Conduct of the Business	4
2.2	Offers of Employment	4
2.3	Additional Listing Application	5

3.	PURCHASE AND SALE OF ASSETS	5

3.1	Purchase and Sale of Purchased Assets	5
3.2	Liabilities Not Assumed	5
3.3	Cash Payment; Issuance of Common Stock	6
3.4	Purchase Price; Allocation of the Purchase Price	6

4.	CLOSING	6

4.1	Closing	6
4.2	Conditions to Closing	6
4.3	Closing Deliverables and Actions	8
4.4	Effect of Closing	8
4.5	Termination	8
4.6	Effect of Termination	9

5.	REPRESENTATIONS AND WARRANTIES OF THE PURCHASER	9

5.1	Incorporation; Authority	9
5.2	Execution; Validity of Agreement; Due Authorization	10
5.3	Consents and Approvals; No Violations	10
5.4	MGT Shares	10
5.5	Broker’s Fee	10

6.	REPRESENTATIONS AND WARRANTIES REGARDING DIGA AND THE PURCHASED ASSETS	10

6.1	Incorporation; Authority	10
6.2	Execution; Validity of Agreement; Due Authorization	11
6.3	Consents and Approvals; No Violations	11
6.4	Investment Representations	11
6.5	Purchased Assets	12

6.6	Litigation	13
6.7	Employees	13
6.8	Contracts	13
6.9	Bankruptcy	14
6.10	Consents and Approvals	14
6.11	Broker’s Fee	14
6.12	Material Disclosure; No Omission	14

7.	ADDITIONAL AGREEMENTS	14

7.1	DIGA Noncompete and Non-Solicit	14
7.2	Public Announcements	14
7.3	Confidentiality	15
7.4	Further Assurances	15
7.5	Legend Removal	15

8.	SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS; INDEMNIFICATION	15

8.1	Survival of Representations, Warranties and Covenants	15
8.2	Indemnification Obligations of DIGA	16
8.3	Indemnification Obligations of MGT	16
8.4	Notification of Claims	16
8.5	Investigation	16
8.6	Third-Party Claims	17
8.7	Survival of Claims; Limitation of Liability	17

9.	MISCELLANEOUS	17

9.1	Costs and Attorney’s Fees	17
9.2	Disclaimer of Warranties	17
9.3	Notices	18
9.4	Entire Agreement	18
9.5	Governing law; Consent to Jurisdiction	19
9.6	Binding effect	19
9.7	Waivers and Amendments	19
9.8	Recitals, Exhibits and Schedules	19
9.9	Headings	19
9.10	Severability	19
9.11	Specific Performance	20
9.12	Fees and Expenses	20
9.13	Legal Representation of the Parties	20
9.14	Payment of Transfer Costs and Expenses	20
9.15	No Third Party Beneficiaries	20
9.16	Counterparts; Signatures	20

ii

ASSET PURCHASE AGREEMENT

ASSET PURCHASE AGREEMENT (this “Agreement”) is dated as of April 10, 2013 (the “Agreement Date”), by and between Digital Angel Corporation, a Delaware corporation (“DIGA”), and MGT Capital Investments, Inc., a Delaware corporation (“MGT or “Purchaser”, and together with DIGA, the “Parties”).

RECITALS

WHEREAS, DIGA is a developer of mobile games designed for tablets, smartphones and other mobile devices;

WHEREAS, DIGA desires to sell to the Purchaser, and the Purchaser desires to purchase from DIGA, the Purchased Assets (as defined below), in exchange for (i) cash and (ii) 50,000 shares of Common Stock, $0.001 par value, in Purchaser (the “Common Stock”) on the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the promises, covenants and other agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows:

1.           DEFINITIONS; INTERPRETATION.

1.1           Definitions.  For purposes of this Agreement, the following terms are defined as follows:

“Action” means any action (including declaratory judgment actions), suit, litigation, controversy, mediation, hearing, claim, charge, complaint, arbitration, reexamination, interference, reissue, investigation, pending inquiry, audit or other proceeding at law or in equity or of, in, by or before any Governmental Authority, mediator or arbitrator.

“Affiliate” means, with respect to any Person, a Person that directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with such Person; and “control” (including the terms “controlled by” and “under common control with”) shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Applicable Law” means, with respect to any Person, any federal, state, local, municipal, foreign or other Law, enacted, adopted, passed, approved, promulgated, made, implemented or otherwise put into effect, in each case as of the date of this Agreement, by any Governmental Authority that applies to such Person, its business and its properties.

“Consents” means the consents of any third parties or any Governmental Authorities necessary to transfer the Purchased Assets to the Purchaser or to otherwise consummate the transactions contemplated by this Agreement.

“Employee Plan” means each employee benefit plan that has been maintained by DIGA which constitutes an “employee pension benefit plan” under Section 3(2) of ERISA that is intended to qualify under Section 401 or 501 of the Internal Revenue Code.

“Governmental Authority” means any court, tribunal, arbitrator, authority, agency, commission, official or other instrumentality of the United States, any foreign country or any domestic or foreign state, county, city or other political subdivision or similar governing entity.

“Governmental Order” means any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority.

“Intellectual Property” means any and all ideas, inventions, designs, expressions and works of authorship, copyrights, copyrightable works (including without limitation all software, middleware and firmware), semiconductor topography, source code of any software or program, trademarks, trade names, moral rights, database rights, mask works, applications therefor, registrations thereof and licenses thereof, royalty rights, any and all goodwill associated with the Purchased Assets, proprietary and/or confidential information (including technical information relating to development, design, manufacture, scheduling, installation, assembly or testing, Trade Secrets, secret processes and procedures, know how, business and financial information, and all confidential information of any nature, and any other similar property, whether or not embodied in tangible form (including technical drawings and specifications, shop drawings, manuals, forms, working notes and memos, market studies, consultants’ reports, technical and laboratory data, notebooks, samples and prototypes).

“Knowledge” or words of similar import (e.g. “knowledge,” “known,” or “aware”) with respect to: (i) any individual, shall mean the actual knowledge of such individual; and (ii) DIGA, shall mean the actual knowledge of Michael Haller, Tami Hathaway and Lorraine Breece after reasonable inquiry.

“Laws” means all laws, statutes, rules, regulations, ordinances and orders of any Governmental Authority.

“Lien” means any mortgage, lien, claim, pledge, charge, security interest, preemptive right, right of first refusal, option, judgment, restriction or encumbrance of any kind, or any exceptions, reservations, restrictions, rights-of-way, easements or other matters affecting title, whether arising by contract, law or otherwise.

“Material Adverse Effect” means any change, event, violation, inaccuracy, circumstance or effect that, individually or taken together with all other effects, is, or is reasonably likely to, be or become materially adverse in relation to the value, validity, effectiveness or enjoyment of the Purchased Assets.

 “Person” means and includes any individual, partnership, corporation, limited liability company, association, joint stock company, trust, joint venture, unincorporated organization or any Governmental Authority or any department, agency or political subdivision thereof.

“Trade Secrets” means all product specifications, data, know-how, formulae, compositions, processes, designs, sketches, photographs, graphs, drawings, samples, inventions and ideas, research and development, manufacturing or distribution methods and processes, customer lists, current and anticipated customer requirements, price lists, market studies, business plans, computer software and programs (including both source code and object code), databases, interfaces, computer software and database technologies, systems, structures and architectures (and related processes, formulae, composition, improvements, devices, know-how, inventions, discoveries, concepts, ideas, designs, methods and information), and any other information, however documented, that is a trade secret within the meaning of the applicable trade-secret protection law.

“Transaction Agreements” shall mean and include this Agreement and all consents, releases, assignment and assumption agreements, bills of sale and other instruments (each in form and substance satisfactory to Purchaser) which are necessary in order to duly and properly transfer the Purchased Assets to the Purchaser.

The following terms are defined in the following sections of this Agreement:

Term	Section
Agreement Date	Preamble
Asset Purchase	3.1
Assumed Liabilities	3.2
Closing	4.1
Closing Date	4.1
Common Stock	Recitals
DIGA	Preamble
DIGA Indemnitees	8.3
Employees	6.7
Hamster Golf Game	3.1(a)
Indemnification Notice	8.4
Indemnifying Party	8.4
Indemnitees	8.3
Cash Payment	3.3
Losses	8.2
MGT	Preamble
MGT Indemnitees	8.2
MGT Shares	3.3
Parties	Preamble
Purchased Assets	3.1
Purchaser	Preamble
Retained Liabilities	3.2
Securities Act	3.3
SmashBots Game	3.1(b)
Termination Date	4.5(b)
Third Party Claim	8.6
Transferred Contracts	3.1(e)
Transferred Employee	2.3

1.2           Interpretation.  Unless the context otherwise requires, the terms defined in Section 1.1 shall have the meanings herein specified for all purposes of this Agreement, applicable to both the singular and plural forms of any of the terms defined herein.  Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.”  The use of the neuter gender herein shall be deemed to include the masculine and feminine genders wherever necessary or appropriate, the use of the masculine gender herein shall be deemed to include the neuter and feminine gender wherever necessary or appropriate and the use of the feminine gender herein shall be deemed to include the neuter and masculine genders wherever necessary or appropriate.

2.           PRE-CLOSING AGREEMENTS.

2.1           Conduct of the Business.  During the period from the Agreement Date and continuing until the earlier of the termination of this Agreement and the Closing:

(a)            DIGA will conduct its videogame business in the usual, regular and ordinary course in substantially the same manner as heretofore conducted and in material compliance with all Applicable Law (except to the extent expressly provided otherwise in this Agreement or as consented to in writing by Purchaser).

(b)           DIGA will (i) pay or perform all of its video game business related obligations when due, and (ii) continue to develop the Hamster Golf Game and the SmashBots Game consistent with past practice.

(c)           DIGA will not engage in any practice, take any action, fail to take any action, or enter into any transaction as a result of which a Material Adverse Effect is likely to occur, provided, however, that the failure to make additional capital investments or hire additional employees will not in any case result in a Material Adverse Effect.

(d)           DIGA will confer with the Purchaser concerning matters of a material nature to the business of developing the Hamster Golf Game and the SmashBots Game.  DIGA shall cause the Employees to be available to Purchaser to discuss the videogame business during regular business hours. Any expenses relating to the videogame business in excess of $5,000 shall be approved in advance by MGT.

2.2           Offers of Employment.  At any time prior to, on or after the Closing Date, the Purchaser may offer at-will employment to any of the Employees.  The Purchaser is hereby permitted to hire and offer to hire such Employees effective on or after the Closing Date on such terms and conditions as the Purchaser shall in its sole discretion deem appropriate.  The Employees who accept and commence employment with the Purchaser are hereinafter collectively referred to as the “Transferred Employees.”  DIGA will not take, and will cause each of its Affiliates not to take, any action which would impede, hinder, interfere or otherwise compete with the Purchaser’s effort to hire any Transferred Employees.  The Purchaser shall assume no liability for any obligations of DIGA or any other person to any Employee unless and until such Employee becomes a Transferred Employee, and in that case, only to the extent agreed in writing by the Purchaser.  The parties agree that the failure of any or all Transferred Employees to accept offers of employment with Purchaser shall not constitute a Material Adverse Effect.

2.3           Additional Listing Application.  The Purchaser shall promptly, and in any event no later than April 15, 2013, file an Additional Listing Application with the NYSE MKT (“NYSE MKT”) with respect to the MGT Shares.

3.           PURCHASE AND SALE OF ASSETS.

3.1           Purchase and Sale of Purchased Assets.  Upon the terms and subject to the conditions set forth herein, effective as of the Closing, DIGA hereby irrevocably sells, assigns, grants, transfers and delivers to the Purchaser and its successors and assigns, and the Purchaser hereby accepts, free and clear of all Liens whatsoever, the Purchased Assets (the “Asset Purchase”).  The “Purchased Assets” shall mean the following:

(a)           All of DIGA’s right, title and interest in and to the videogame “Boom Boom Hamster Golf”, including all Intellectual Property related thereto (the “Hamster Golf Game”);

(b)            All of DIGA’s right, title and interest in and to the videogame “SmashBots”, including all Intellectual Property related thereto (the “SmashBots Game”);

(c)           All of DIGA’s rights to any Intellectual Property created or conceived by Michael Haller during his employment with DIGA;

(d)           All of DIGA’s rights in property, tangible or intangible, used in the development of videogames, including all leasehold improvements, supplies, furniture, furnishings, office equipment, IT equipment and other tangible personal property located at 15000 Ventura Blvd, Suite 201, Sherman Oaks, CA, including the property listed or described on Schedule 3.1(d) hereto;

(e)           All of DIGA’s rights under the following contracts: (i) the Office Sublease, between DIGA and Spark Unlimited, Inc. dated December 2012, with respect to the sublease of office space and furniture/fixtures at 15000 Ventura Blvd, Suite 201, Sherman Oaks CA (and including the security deposit), and (ii) the IT services contract between DIGA and High Impact Gaming, dated September 15, 2012, including the right to use the software licenses set forth on Schedule 3.1(e) hereto (collectively, the “Transferred Contracts”); and

(f)           All books and records relating to the Purchased Assets.

The Purchased Assets shall not include any assets or property other than as set forth in Section 3.1.

3.2           Liabilities Not Assumed.

(a)           Other than the Assumed Liabilities, the Purchaser shall assume no debts, obligations, contracts, leases or liabilities of DIGA, and will not be obligated to pay, perform or discharge, any debts, obligations, contracts, leases or liabilities of DIGA, whether arising out of occurences prior to, at or after the Closing Date (the “Retained Liabilities”).  For the avoidance of doubt, DIGA shall pay all amounts owing under the Transferred Contracts through the Closing Date.

(b)           “Assumed Liabilities” means DIGA’s obligations under the Transferred Contracts arising on and after the Closing Date.

3.3           Cash Payment; Issuance of Common Stock.  At the Closing, in connection with the Asset Purchase described in Section 3.1 above, the Purchaser shall (i) pay to DIGA in cash an amount equal to $136,630 (the “Cash Payment”) and (ii) issue to DIGA 50,000 shares of Common Stock in the Purchaser (the “MGT Shares”).  The stock certificates representing the MGT Shares shall bear a legend stating that they have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and such other restrictions described in Section 6.4(d) hereof.

3.4           Purchase Price; Allocation of the Purchase Price.  The purchase price for the Purchased Assets shall be the sum of the Cash Payment and the value of the MGT Shares issued to DIGA pursuant to Section 3.3 (which value shall be determined by multiplying (i) the closing price on the NYSE MKT of shares of MGT Common Stock on the day prior to the Closing Date by (ii) 50,000) (the “Purchase Price”).  The Purchase Price shall be allocated in accordance with Schedule 3.4, to be provided by Purchaser to DIGA within 30 days of the Closing Date.  Each of DIGA and the Purchaser shall report the purchase and sale of the Purchased Assets for all tax purposes in a manner consistent with such allocation, and neither of them shall take a position inconsistent with such allocation on any tax return, before any taxing authority or in any judicial proceeding that is, in any manner, inconsistent with such allocation without the consent of the other unless specifically required pursuant to a determination by an applicable taxing authority.

4.           CLOSING.

4.1           Closing.  Unless this Agreement is earlier terminated in accordance with Section 4.5, the closing of the transactions contemplated by this Agreement (the “Closing”) shall take place on April 30, 2013, or on such earlier date when each of the conditions set forth in this Article 4 have been satisfied or waived (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the fulfillment or waiver of those conditions), or at such other time as the Parties may agree (the “Closing Date”).  The Closing shall take place at the offices of Dickstein Shapiro LLP located at 1633 Broadway, New York, NY or at such other location as the Parties hereto agree.

4.2           Conditions to Closing.

(a)           Conditions to Obligations Common to Both Parties.  The respective obligations of each Party hereto to consummate the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Closing of each of the following conditions:

(i)           No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition preventing the consummation of the Asset Purchase shall be in effect, nor shall any action have been taken by any Governmental Authority seeking any of the foregoing, and no statute, rule, regulation or order shall have been enacted, entered, enforced or deemed applicable to the Asset Purchase, which makes the consummation of the Asset Purchase illegal; and

(ii)           MGT and DIGA shall have timely obtained from each Governmental Authority, including NYSE MKT, all approvals, waivers and consents, if any, necessary for consummation of, or in connection with, the Asset Purchase and the other transactions contemplated hereby.

(b)           Additional Conditions to Obligations of DIGA.  The obligations of DIGA to consummate the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Closing of each of the following conditions (it being understood that each such condition is solely for the benefit of DIGA and may be waived by DIGA in writing in its sole discretion without notice, liability or obligation to any Person):

(i)           The representations and warranties of MGT in this Agreement shall be true and correct in all material respects (except for such representations and warranties that are qualified by their terms by a reference to materiality, which representations and warranties as so qualified shall be true and correct in all respects) on and as of the Agreement Date and on and as of the Closing Date as though such representations and warranties were made on and as of such date (except for representations and warranties which address matters only as to a specified date, which representations and warranties shall be true and correct with respect to such specified date).  MGT shall have performed and complied in all material respects with all covenants, obligations and conditions of this Agreement required to be performed and complied with by it at or prior to the Closing.

(ii)           DIGA shall have received each of the deliveries required to by made by MGT to DIGA pursuant to Section 4.3.

(c)           Additional Conditions to Obligations of the Purchaser.  The obligations of the Purchaser to consummate the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Closing of each of the following conditions (it being understood that each such condition is solely for the benefit of the Purchaser and may be waived by the Purchaser in writing in its sole discretion without notice, liability or obligation to any Person):

(i)           The representations and warranties of DIGA in this Agreement shall be true and correct in all material respects (except for such representations and warranties that are qualified by their terms by a reference to materiality, which representations and warranties as so qualified shall be true and correct in all respects) on and as of the Agreement Date and on and as of the Closing Date as though such representations and warranties were made on and as of such date (except for representations and warranties which address matters only as to a specified date, which representations and warranties shall be true and correct with respect to such specified date).  DIGA shall have performed and complied in all material respects with all covenants, obligations and conditions of this Agreement required to be performed and complied with by it at or prior to the Closing.

(ii)           MGT shall have received each of the deliveries required to be made by DIGA to MGT pursuant to Section 4.3.

(iii)           There shall not have occured a Material Adverse Effect with respect to the Purchased Assets since the Agreement Date.

4.3           Closing Deliverables and Actions.  At the Closing:

(a)           DIGA shall execute and deliver to MGT a certificate dated as of the Closing Date, executed on behalf of DIGA by its Chairman, to the effect that (i) the representations and warranties of DIGA provided in Article 6 are true and correct as of the Closing Date, and (ii) there shall not have occurred a Material Adverse Effect with respect to the Purchased Assets since the Agreement Date;

(b)           DIGA shall execute and deliver to MGT a signature page to each of the Transaction Agreements to which DIGA is a party;

(c)           DIGA shall deliver to MGT evidence that all required Consents, if any, have been obtained;

(d)           DIGA shall deliver to MGT a fully executed mutual release between DIGA and Michael Haller in form satisfactory to MGT;

(e)           The Purchaser shall pay the Cash Payment to DIGA;

(f)           MGT shall issue to DIGA certificates of Common Stock representing the MGT Shares;

(g)           DIGA shall deliver, cause to be delivered, or make available in a manner satisfactory to the Purchaser, the book and records related to the Purchased Assets; and

(h)           All other previously undelivered items required to be delivered at or prior to the Closing pursuant to this Agreement or otherwise required in connection herewith shall have been delivered, unless delivery has been waived in writing by the intended recipient thereof.

4.4           Effect of Closing.  All transactions contemplated herein and by the other Transaction Agreements to occur on and as of the Closing Date shall be deemed to have occurred simultaneously and to be effective as of the close of business on the Closing Date; provided, however, that none of such transactions shall be deemed to have occurred unless and until all of the conditions to closing described in Section 4.2 and each of the deliverables and actions referenced in Section 4.3 shall have been delivered and taken in accordance therewith.

4.5           Termination.  At any time prior to the Closing, this Agreement may be terminated and the transactions contemplated hereby abandoned by authorized action taken by the terminating Party:

(a)           by mutual written consent duly authorized by MGT and DIGA;

(b)           by either MGT or DIGA, if the Closing shall not have occurred on or before April 30, 2013 or such other date that Purchaser and the Purchaser may agree upon in writing (the “Termination Date”); provided, however, that the right to terminate this Agreement under this Section 4.5(b) shall not be available to any Party whose breach of this Agreement has resulted in the failure of the Closing to occur on or before the Termination Date;

(c)           by either MGT or DIGA, if any permanent injunction or other order of a Governmental Authority preventing the consummation of the transactions contemplated hereby shall have become final and nonappealable;

(d)           by MGT, if DIGA shall have breached any representation, warranty, covenant or agreement contained herein and such breach shall not have been cured within five business days after receipt by DIGA of written notice of such breach (provided, however, that no such cure period shall be available or applicable to any such breach which by its nature cannot be cured) and if not cured within the timeframe above and at or prior to the Closing, such breach would result in the failure of any of the conditions set forth in Section 4.3 to be satisfied; or

(e)           by DIGA, if MGT shall have breached any representation, warranty, covenant or agreement contained herein and such breach shall not have been cured within five business days after receipt by MGT of written notice of such breach (provided, however, that no such cure period shall be available or applicable to any such breach which by its nature cannot be cured) and if not cured within the timeframe above and at or prior to the Closing, such breach would result in the failure of any of the conditions set forth in Section 4.3 to be satisfied.

4.6           Effect of Termination.  In the event of termination of this Agreement as provided in Section 4.5, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of the Purchaser, DIGA, or their respective officers, directors, stockholders or Affiliates; provided, however, that (a) the provisions of this Section 4.6 (Effect of Termination), Section 7.2 (Public Announcements), Section 7.3 (Confidentiality), and Article 9 (Miscellaneous) shall remain in full force and effect and survive any termination of this Agreement, (b) nothing herein shall relieve any Party hereto from liability in connection with any breach of such Party’s representations, warranties or covenants contained herein, and (c) if (i) MGT shall terminate this Agreement for any reason other than pursuant to Section 4.5(a), 4.5(c) or 4.5(d), then MGT shall be obligated to pay to DIGA the Cash Payment, and (ii) if DIGA shall terminate this Agreement for any reason other than pursuant to Section 4.5(a), 4.5(c) or 4.5(e), then DIGA shall be obligated to pay to MGT all expenses incurred by MGT in connection with the Asset Purchase.

5.           REPRESENTATIONS AND WARRANTIES OF THE PURCHASER.  The Purchaser hereby represents and warrants to DIGA as follows:

5.1           Incorporation; Authority.  The Purchaser (i) is a duly incorporated and validly existing corporation in good standing under the laws of the State of Delaware and is duly qualified as a foreign corporation in any other jurisdiction in which it does business; and (ii) has all requisite power and authority to own, lease and operate the Purchased Assets and to carry on its business as presently conducted and to execute, deliver and perform its obligations under this Agreement and each other Transaction Agreement to which the Purchaser is a party.

5.2           Execution; Validity of Agreement; Due Authorization. This Agreement and each other Transaction Agreement to which the Purchaser is a party has been duly executed and delivered by the Purchaser and this Agreement and each other Transaction Agreement to which the Purchaser is a party constitutes a legal, valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its respective terms.  The execution and delivery of this Agreement by the Purchaser and the performance by the Purchaser of its obligations hereunder have been duly authorized by all necessary corporate action on the part of the Purchaser.

5.3           Consents and Approvals; No Violations.  Except as set forth in Schedule 5.3, none of the execution, delivery or performance of this Agreement or any other Transaction Agreement by the Purchaser, the consummation by the Purchaser of the transactions contemplated hereby or thereby, or the compliance by the Purchaser with any of the provisions hereof or thereof will (a) require (i) any filing with or notice to any Governmental Authority or other Person, (ii) the obtaining of any Permit or (iii) the expiration or termination of any statutory or regulatory waiting period, (b) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration or require any payment) under, any of the terms, conditions or provisions of any material note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which the Purchaser is a party or by which the Purchaser or any of the Purchaser’s properties or assets is bound, (c) violate any Applicable Laws, or (d) result in the creation of any Lien upon any of the Purchased Assets.

5.4           MGT Shares.  The MGT Shares, when issued and paid for in accordance with the terms of this Agreement, will be duly authorized, validly issued, fully paid and nonassessable securities of the Purchaser.

5.5           Broker’s Fee.  No agent, broker, investment banker, firm, or other Person, acting on behalf of the MGT Parties or any of their Affiliates, or under the authority of the MGT Parties or any of their Affiliates, is or will be entitled to any broker’s or finder’s fee or any other commission or similar fee or expense, directly or indirectly, in connection with any of the transactions contemplated by this Agreement or any of the other Transaction Agreements.

6.           REPRESENTATIONS AND WARRANTIES REGARDING DIGA AND THE PURCHASED ASSETS.   DIGA hereby represents and warrants to the Purchaser as follows, and the Purchaser, in agreeing to consummate the transactions contemplated by this Agreement, has relied upon such representations and warranties:

6.1           Incorporation; Authority.  DIGA (i) is a duly incorporated and validly existing corporation in good standing under the laws of the State of Delaware and is duly qualified as a foreign corporation in any other jurisdiction in which it does business; and (ii) has all requisite power and authority to own, lease and operate its property and to carry on its business as presently conducted and to execute, deliver and perform its obligations under this Agreement and each other Transaction Agreement to which DIGA is a party.  A true and correct copy of the Certificate of Incorporation of DIGA, as amended to date, has been delivered to MGT and is in full force and effect as of the date hereof.

6.2           Execution; Validity of Agreement; Due Authorization. This Agreement and each other Transaction Agreement to which DIGA is a party has been duly executed and delivered by DIGA and this Agreement and each other Transaction Agreement to which DIGA is a party constitutes a legal, valid and binding obligation of DIGA, enforceable against DIGA in accordance with their respective terms.  The execution and delivery of this Agreement by DIGA and the performance by DIGA of its obligations hereunder have been duly authorized by all necessary corporate action on the part of DIGA.

6.3           Consents and Approvals; No Violations.  Except as set forth on Schedule 6.3, none of the execution, delivery or performance of this Agreement or any other Transaction Agreement by DIGA, the consummation by DIGA of the transactions contemplated hereby or thereby, or the compliance by DIGA with any of the provisions hereof or thereof will (a) require (i) any filing with or notice to any Governmental Authority or other Person, (ii) the obtaining of any Permit or (iii) the expiration or termination of any statutory or regulatory waiting period, (b) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration or require any payment) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which DIGA is a party or by which DIGA or any of DIGA’s properties or assets is bound, (c) violate any Applicable Laws, or (d) result in the creation of any Lien upon any of the Purchased Assets.

6.4           Investment Representations.

(a)           DIGA is acquiring the shares of Common Stock for investment purposes and not with a view to, or for resale in connection with, any distribution in violation of applicable securities laws;

(b)           DIGA is either (i) an “accredited investor” as such term is defined in Rule 501(a) under the Securities Act, or (ii) by reason of its business or financial experience, is capable of evaluating the risks and merits of an investment in MGT and of protecting its own interest in connection with such investment;

(c)           DIGA understands that the issuance of the Common Stock hereunder are not being registered under the Securities Act or any state securities laws by reason of specific exemptions under the provisions thereof, the availability of which depend in part on the accuracy of its representations in this Section 6.4; and

(d)           DIGA understands that (i) the shares of Common Stock are “restricted securities” under applicable securities laws which provide, in substance, that the shares of Common Stock may only be disposed of pursuant to an effective registration statement under the Securities Act and applicable state securities laws or an exemption from such registration, (ii) the Purchaser has no obligation or intention to effect any registration of the shares of Common Stock, and (iii) the Purchaser may endorse any certificates representing the shares of Common Stock with a legend describing the restrictions referenced in clause (i) of this Section 6.4(d);

(e)           DIGA is aware that an investment in MGT is highly speculative and subject to substantial risks.  DIGA is capable of bearing the economic risks of an investment in MGT, including, but not limited to, the possibility of a complete loss of its investment;

(f)           DIGA has had an opportunity to meet with, to obtain information from, to ask questions of, and to receive answers from MGT and its management (including regarding the terms and conditions of the MGT Shares).  DIGA has been furnished with all such information regarding MGT (including copies of the MGT’s financial statements and information regarding MGT’s past and current operations and financial condition and its future plans) as it has deemed necessary to make an informed investment decision with respect to the MGT Shares; and

(g)           DIGA has been provided with (i) MGT’s most recent annual report on Form 10-K filed with the SEC, (ii) the information contained in any reports or documents required to be filed by MGT with the SEC since its most recent annual report on Form 10-K, and (iii) a brief description of the MGT Shares, the use of the proceeds from the sale of the MGT Shares, and any material changes in MGT’s affairs that are not disclosed in the documents furnished.

6.5           Purchased Assets.  Prior to giving effect to the transactions contemplated herein:

(a)           Except as disclosed on Schedule 6.5(a), DIGA is the exclusive, true and lawful owner of all right, title, and interest in and to the Purchased Assets and has good and valid title thereto. The Purchased Assets are free and clear of any Liens, licenses or other encumbrances and no rights, licenses, covenants not to sue or similar rights have been granted with respect to the Purchased Assets.  Other than the transfer of the Purchased Assets to the Purchaser, neither DIGA nor the inventors of any Intellectual Property have transferred or attempted to transfer any of the Purchased Assets to any Person.

(b)           The Purchased Assets have not been the subject of any Action and, to DIGA’s Knowledge, there is no Action pending, asserted or threatened by or against DIGA concerning the ownership, use of, misappropriation, or licensed right to use, any of the Purchased Assets.

(c)           No inventor of the Purchased Assets is in default or breach of any term of any employment agreement, non-disclosure agreement, assignment of invention agreement or similar agreement relating to the protection, ownership, development, use or transfer of the Purchased Assets.  To the extent that any Purchased Asset has been conceived, developed or created for DIGA by any other Person, DIGA has executed valid and enforceable written agreements with such Person with respect thereto transferring to DIGA the entire right, title and interest therein and thereto by operation of law or by valid written assignment.

(d)           There are no inventors of the Purchased Assets other than the named inventors of the Purchased Assets.  There are no asserted or unasserted claims of ownership of the Purchased Assets by any Person other than the named owners of the Purchased Assets.

(e)           All documents, agreements, prototypes, models, product samples, books, notebooks, certificates, licenses, files and any other diligence materials that DIGA has provided to the Purchaser in connection with the Purchaser’s evaluation of the Purchased Assets are true, correct and complete originals (if originals were provided by DIGA) or copies of such materials.

6.6           Litigation.  Except as set forth on Schedule 6.6 hereto, there are no actions, lawsuits, judgments, claims, investigations or legal or administrative proceedings, pending or threatened against DIGA.  There is no judgment, order, injunction, decree or award (whether rendered by a court, administrative agency or by arbitration) to which DIGA is a party.

6.7           Employees.

(a)           As of the date of this Agreement, DIGA employs fourteen (14) employees in operating its videogame development business.  The names, job titles and rates of compensation (including wages, salaries and bonuses, including anticipated or contingent bonuses (if any), and deferred compensation (if any)) of such employees are listed on Schedule 6.7 (the “Employees”).

(b)           Except for those employment agreements listed on Schedule 6.7, there are no written employment agreements with any Employees which are not terminable on the giving of reasonable notice in accordance with applicable Law.  No Employee is in violation of any term of any employment contract, confidentiality or other proprietary information disclosure agreement or any other contract relating to the right of any such person to be employed by, or otherwise perform services for, DIGA.

(c)            DIGA has never implemented any “plant closing” or “mass layoff” of Employees as those terms are defined in the Worker Adjustment Retraining and Notification Act of 1988, as amended, or any similar state or local law or regulation, and no layoffs that would implicate such laws or regulations are currently contemplated by DIGA.

(d)           No Employee has any rights to any of the Purchased Assets.

(e)           DIGA has never maintained any Employee Plan which has been subject to title IV of ERISA or Code Section 412 or ERISA Section 302.  No assets or liabilities with respect to the Employees shall be transferred as a result of this Agreement from any Employee Plan to any plan maintained by the Purchaser.  DGIA shall retain all obligations to fund or otherwise provide benefits accrued before and through the Closing Date by Employees under its Employee Plans.  DIGA shall retain, and the Purchaser shall not assume, any liabilities or obligations of DIGA relating to current or former Employees or employee benefits, including in respect of benefits accrued as of the Closing Date by Transferred Employees.

6.8           Contracts. Schedule 6.8 contains a complete and correct list of all contracts, agreements and commitments, whether written or oral, of DIGA used in the business of developing video games.  DIGA has previously delivered to Purchaser a correct and complete copy of each written agreement and contract of DIGA (as amended to date) and a written summary setting forth the material terms and conditions of each oral agreement of DIGA.  Each such agreement is legal, valid, binding, enforceable, and in full force and effect; no party is in breach or default under such agreements, and no event has occurred which with notice or lapse of time would constitute a breach or default of such agreements, or permit termination, modification, or acceleration, under such agreements.  Each such agreement will continue to be legal, valid and binding, enforceable and in full force and effect on identical terms following the consummation of the transactions contemplated hereby.

6.9           Bankruptcy. None of DIGA or any U.S. Affiliate of DIGA has committed or currently intends to commit any act of bankruptcy, is insolvent, has proposed or currently intends to propose a compromise or arrangement to its creditors generally, has had or currently intends to have any petition for a receiving order in bankruptcy filed against it, has made or currently intends to make a voluntary assignment in bankruptcy, has initiated or currently intends to initiate any proceeding with respect to a compromise or arrangement, has initiated or intends to initiate any proceeding to have itself declared bankrupt or wound-up, has initiated or intends to initiate any proceeding to have a receiver appointed to any part of its assets, has had any creditor take or currently anticipates that any creditor will take possession of any of its property, or has had any of the foregoing become enforceable or currently anticipates that any of the foregoing will become enforceable upon any of its property or the Purchased Assets.

6.10           Consents and Approvals.  No Consents or notices to, or filings, registrations, or qualifications with any Person or Governmental Authority and no Consents or waivers from, or notices to, any other party are required for the consummation by DIGA of the transactions contemplated by this Agreement and the other Transaction Agreements.

6.11           Broker’s Fee.  No agent, broker, investment banker, firm, or other Person, acting on behalf of DIGA or any of its Affiliates, or under the authority of DIGA or any of its Affiliates, is or will be entitled to any broker’s or finder’s fee or any other commission or similar fee or expense, directly or indirectly, in connection with any of the transactions contemplated by this Agreement or any of the other Transaction Agreements.

6.12           Material Disclosure; No Omission.  No representation or warranty of DIGA contained in this Agreement or in any other Transaction Agreement and no statement by or on behalf of DIGA contained in any exhibit, certificate, schedule, attachment or other instrument specified in this Agreement or in any other Transaction Agreement contains any untrue statement of a material fact or omits to state any material fact necessary to make the statements contained herein or therein not misleading.

7.           ADDITIONAL AGREEMENTS.

7.1           DIGA Noncompete and Non-Solicit.  From and for four (4) years after the Closing Date, DIGA will not, directly or indirectly: (a) own, manage, operate, join, control, or be connected in any manner with any business or activity which is competitive with the business of developing, marketing and selling video games, as conducted by DIGA immediately prior to the Closing (and as said business may evolve in the ordinary course thereafter), or (b) cause or encourage any Transferred Employee or to discontinue their relationship with the Purchaser.

7.2           Public Announcements.  DIGA shall not issue any press release or other public statement with respect to this Agreement or the transactions contemplated hereby without the prior approval of MGT, except as disclosure may be required by law.  MGT shall use commercially reasonable efforts to consult with DIGA before issuing any press release or other public statement with respect to this Agreement or the transactions, except as may be required by Applicable Law.

7.3           Confidentiality.  Except for any press release or public announcement previously issued or issued in accordance with Section 7.2, all terms of this Agreement, the other Transaction Agreements and the transactions contemplated hereby and thereby shall remain confidential, except as disclosure may be required by law.  No Party hereto shall disclose to anyone the negotiations, any information concerning the contemplated transactions, or anything contained herein, except to their accountants, employees, bankers and attorneys in connection with the transactions contemplated by this Agreement, without the approval of the other Parties.  DIGA agrees that from and after the Closing Date, DIGA will, and will cause its Affiliates to, keep secret and retain in the strictest confidence, and will not use for the benefit of itself or others, any proprietary information with respect to the Purchased Assets.

7.4           Further Assurances.   The Purchaser and DIGA shall, at any time and from time to time after the date hereof, do or to cause to be done all such further acts, and to execute, acknowledge, deliver and file, or cause to be executed, acknowledged, delivered or filed, all such deeds, transfers, conveyances, assignments or assurances as may be reasonably requested by another Party for: (i) transferring, conveying and assigning the Purchased Assets to the Purchaser; and (ii) otherwise effectuating the transactions contemplated by this Agreement.  To the extent related to the Purchased Assets, the Purchaser and DIGA shall, at any time and from time to time after the date hereof, provide such information or documentation as is reasonably requested by another Party in connection with completing any tax returns or audits.

7.5           Legend Removal.  MGT shall use commercially reasonable efforts to cause its transfer agent to issue certificates without the legend referenced in Section 3.3: (i) in connection with a sale of the MGT Shares by DIGA after the required holding period under Rule 144 of the Securities Act has expired, in compliance with Rule 144, or (ii) in the event the MGT Shares have been registered under the Securities Act, upon a resale of the MGT Shares pursuant to an effective registration statement.  MGT agrees to use commercially reasonable efforts to maintain its listing status with the NYSE MKT.  MGT agrees to use commercially reasonable efforts to cooperate with DIGA in connection with any resales of the MGT Shares pursuant to Rule 144 after the applicable holding period under Rule 144 has expired.

8.           SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS; INDEMNIFICATION.

8.1           Survival of Representations, Warranties and Covenants.  Each statement contained in any exhibit, schedule, or certificate delivered pursuant to this Agreement constitutes a representation and warranty by the Person who delivered it or on whose behalf it was delivered.  All representations and warranties set forth or made in this Agreement and any other Transaction Agreement shall survive the Closing indefinitely.  All covenants and agreements of the Parties set forth in this Agreement and the other Transaction Agreements to be performed after the Closing shall survive the Closing in accordance with their respective terms.  Any claim pending on the expiration date of any applicable survival period for which a notification of claim has been made pursuant to Section 8.4 below on or before such expiration date may continue to be asserted and indemnified against until finally resolved.

8.2           Indemnification Obligations of DIGA.  DIGA agrees to indemnify, defend and hold harmless MGT and its shareholders, officers, directors, managers, representatives, agents, employees and Affiliates (collectively, the “MGT Indemnitees”) from and against any claim, suit, action, liability, loss, damage, deficiency, fee, cost or expense of any nature whatsoever (including, without limitation, any diminution in value of any shares of Common Stock and any interest, penalties, investigation expenses and fees through trial and appeals, and disbursements of counsel and accountants, but excluding incidental, consequential, special, or punitive and treble damages) (collectively, “Losses”) arising out of, based upon or resulting from: (i) the breach of any representation or warranty of DIGA which is contained in this Agreement, any other Transaction Agreement or any exhibits or schedules hereto or thereto; (ii) any breach or failure to perform any of the covenants, agreements or undertakings of DIGA contained in this Agreement, any other Transaction Agreement or any exhibit or schedule hereto or thereto; (iii) the matters set forth on any Schedules delivered pursuant to Article 5.5 hereof; (iv) any claims by Transferred Employees for compensation or benefits or other matters under an Employee Plan accrued prior to the Closing Date and any claims of any nature whatsoever (whether accruing before or after Closing) by any Employee who is not hired by the Purchaser; (v) any failure to comply with any “bulk sales,” “bulk transfer” or similar laws of any State, if applicable, (vi) any and all costs and expenses (including reasonable legal and accounting fees) incident to the enforcement of the indemnification rights of the MGT Indemnitees under this Section 8.2.

8.3           Indemnification Obligations of MGT.  MGT agrees to indemnify, defend and hold harmless DIGA and its shareholders, officers, directors, managers, representatives, agents, employees and Affiliates (collectively, the “DIGA Indemnitees”, and, together with the MGT Indemnitees, the “Indemnitees”) from and against any Losses arising out of, based upon or resulting from: (i) the breach of any representation or warranty of MGT which is contained in this Agreement, any other Transaction Agreement or any exhibits or schedules hereto or thereto; (ii) any breach or failure to perform any of the covenants, agreements or undertakings of MGT contained in this Agreement, any other Transaction Agreement or any exhibits or schedules hereto or thereto; and (iii) any and all costs and expenses (including reasonable legal and accounting fees) incident to the enforcement of the indemnification rights of the DIGA Indemnitees under this Section 8.3.

8.4           Notification of Claims. In the event that any Party asserts a claim for indemnification hereunder, such Party shall (a) provide the indemnifying Party (“Indemnifying Party”) with prompt written notice of the nature of such claim (an “Indemnification Notice”), (b) make available to the Indemnifying Party all relevant information which is material to the claim and which is in the possession of the Indemnitee and (c) otherwise reasonably cooperate with the Indemnifying Party with respect to such claim; provided, however, that the failure of an Indemnitee to deliver an Indemnification Notice under this Section 8.4 shall not relieve the Indemnifying Party of its indemnification obligations under this Article 8 unless and only to the extent that such Indemnifying Party is materially prejudiced by such failure.

8.5           Investigation.  The right to indemnification, payment of Losses or any other remedy based on the representations, warranties and the covenants hereunder will not be affected by any investigation conducted with respect to, or any knowledge acquired, or capable of being acquired at any time, whether before or after the Closing Date, with respect to the accuracy or inaccuracy of, or compliance with, any such representation, warranty or covenant.  Furthermore, no information or knowledge obtained in any investigation pursuant this Agreement or any other Transaction Agreement shall affect or be deemed to modify any representation, warranty or covenant contained herein or therein.

8.6           Third-Party Claims.           The obligations and liabilities of an Indemnifying Party under this Article 8, with respect to Losses resulting from a claim brought by any third party (a “Third-Party Claim”) shall be subject to the following terms and conditions:

(a)           Promptly after delivery of an Indemnification Notice in respect of a Third-Party Claim, the Indemnifying Party may elect, by written notice to the Indemnitee within ten (10) days of an Indemnification Notice, to undertake the investigation and defense thereof with counsel reasonably satisfactory to the Indemnitee, at the sole cost and expense of the Indemnifying Party.  If the Indemnifying Party chooses to defend any Third-Party Claim, the Indemnitee shall cooperate with all reasonable requests of the Indemnifying Party and shall make available to the Indemnifying Party any books, records or other documents within its control that are necessary or appropriate for such defense.

(b)           In the event that the Indemnifying Party, within ten (10) days after receipt of an Indemnification Notice, does not so elect to defend such Third-Party Claim, the Indemnitee will have the right to undertake the investigation and defense of such Third-Party Claim for the account of the Indemnifying Party.  The Indemnitee shall not settle or compromise any Third-Party Claim, or consent to the entry of a judgment, whether or not the Indemnifying Party shall elect to defend such Third-Party Claim, without the written consent of the Indemnifying Party (which consent may not be unreasonably withheld).

8.7           Survival of Claims; Limitation of Liability.

(a)           The indemnification obligations of each party under this Article 8 shall survive for a period of one (1) year from the Closing Date, provided that DIGA’s representations in Section 6.5 (Purchased Assets) shall survive until the date that is six (6) months after the expiration of the applicable statute of limitations.

(b)           In the absence of fraud or wilful misconduct, the maximum liability of MGT or DIGA under this Article 8 shall be $50,000, provided, that, DIGA’s maximum liability for any breach of Section 6.5 (Purchased Assets)  shall be an amount equal to the Purchase Price.

9.           MISCELLANEOUS.

9.1           Costs and Attorney’s Fees.  The Parties agree that in the event it becomes necessary for any Party to institute litigation or obtain the services of an attorney in order to enforce its rights under the provisions of this Agreement, then, in that event, the prevailing Party as determined by a court of competent jurisdiction, may be awarded reasonable attorney’s fees and costs expended in pursuit of such litigation, including appellate litigation.

9.2           Disclaimer of Warranties.  Except for the representations and warranties of DIGA expressly set forth in this Agreement, DIGA is not making any representation or warranty whatsoever, express, implied, at common law, statutory or otherwise and MGT is relying on its own examination of the Purchased Assets.  Without limiting the generality of the foregoing and except for the representations and warranties expressly set forth in this Agreement, MGT understands and agrees that DIGA expressly disclaims any representation or warranty of merchantability, usage, suitability or fitness for any particular purpose with respect to the Purchased Assets or any part thereof, or as to the workmanship thereof or the absence of any defects therein, whether latent or patent.

9.3           Notices.  All notices, requests, claims, demands, waivers, instructions, documents and other communications to be given pursuant to this Agreement shall be in writing and shall be delivered personally, faxed, or sent by nationally-recognized overnight courier to a Party at the address set forth below for such Party or to such other address as the Party to whom notice is to be given may have furnished to the other Parties hereto in writing in accordance herewith.  Any such notice or communication shall be deemed to have been delivered and received (a) in the case of personal delivery, on the date of such delivery, (b) in the case of faxing, on the date sent (or on the first Business Day following the date sent if the date sent is not a Business Day) if confirmation of successful transmission is received, and (c) in the case of a nationally-recognized overnight courier, on the first Business Day after the date when sent for overnight delivery:

If to MGT, to:

MGT Capital Investments, Inc.
500 Mamaroneck Avenue – Suite 204
Harrison, NY  10528
Attention: Robert B. Ladd  CFA
Fax: (914) 630-7532

with a copy (which will not constitute notice) to:

Dickstein Shapiro LLP
1633 Broadway
New York, NY 10019
Attention: Barry Seidel
Fax: (917) 677-8183

If to DIGA, to:

Digital Angel Corporation
300 State Street, Suite 214
New London, CT 06320
Attention: Daniel Penni
Fax (MA): (508) 694-7929
Confirm to Fax: (212) 537-4050
Fax (FL): (772) 226-7545

9.4           Entire Agreement.   This Agreement (including the exhibits and schedules hereto), and the other Transaction Agreements constitute the entire agreement among the Parties with respect to the subject matter hereto and supersede all prior agreements and understandings, both oral and written, among the Parties with respect to the subject matter of this Agreement.

9.5           Governing law; Consent to Jurisdiction.

(a)           This Agreement shall be governed and construed in accordance with the laws of the State of New York, without regard to the conflict of laws rules thereof.

(b)           The Parties hereto irrevocably: (a) agree that any suit, action or other legal proceeding arising out of this Agreement shall be brought in the United States District Court for the Southern District of New York or in the Borough of Manhattan, New York Supreme Court, (b) consent to the jurisdiction of each such court in any suit, action or proceeding, (c) waive any objection which they, or any of them, may have to the laying of venue of any such suit, action or proceeding in any of such courts, and (d) agree that service of process by overnight courier or registered or certified mail, at the addresses listed in Section 9.3 shall be good and sufficient service of process.  EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

9.6           Binding effect.  This Agreement shall be binding upon and shall inure to the benefit of the Parties hereto and their respective heirs, personal representatives, successors and permitted assigns.  This Agreement may not be assigned by any Party hereto without the prior written consent of the other Parties, which consent may be withheld at the discretion of each Party whose consent is requested and any purported assignment, unless so consented to, shall be void and without effect.

9.7           Waivers and Amendments.  This Agreement may be amended, superseded, cancelled, renewed or extended, and the terms hereof may be waived, only by a written instrument signed by the Parties hereto or, in the case of a waiver, by the Party waiving compliance.  Any Party may waive any misrepresentation by any other Party, or any breach of warranty by, or failure to perform any covenant, obligation or agreement by any other Party, provided that mere inaction or failure to exercise any right, remedy or option under this Agreement, or any delay in exercising the same, will not operate as nor shall be construed as a waiver, and no waiver will be effective unless set forth in writing and only to the extent specifically stated therein, and no single or partial exercise of any such right, power or privilege will preclude any further exercise thereof or the exercise of any such right, power or privilege will preclude any further exercise thereof or the exercise of any other such right, power or privilege.

9.8           Recitals, Exhibits and Schedules.  The recitals to this Agreement and all exhibits and schedules attached hereto are hereby incorporated by reference into, and made a part of, this Agreement.

9.9           Headings.  The descriptive headings in this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

9.10         Severability.  If any provision of this Agreement is determined to be illegal or unenforceable, such provision will be deemed amended to the extent necessary to conform to Applicable Law, or, if it cannot be so amended without materially altering the intention of the Parties, it will be deemed stricken and the remainder of this Agreement will remain in full force and effect.

9.11           Specific Performance.  Each of the Parties hereto acknowledges and agrees that the other Parties hereto would be irreparably damaged in the event any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached and that there would be no adequate remedy at law or in monetary damages to compensate for any such breach.  Accordingly, each Party hereto agrees that, in addition to any remedy to which such Party may be entitled at law or in equity, they each shall be entitled to injunctive relief to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof, in each case without being required to post a bond or other security.

9.12           Fees and Expenses.  Subject to Section 9.1, DIGA and MGT shall each pay their own expenses incidental to the preparation and negotiation of this Agreement and the consummation of the transactions contemplated hereby.

9.13           Legal Representation of the Parties.  Each of the Parties hereto has had the opportunity to have its own legal counsel independently advise such Party with respect to the transactions contemplated by this Agreement and the other Transaction Agreements.  The Parties expressly agree that the language used in this Agreement shall be deemed to be the language chosen by the Parties hereto to express their mutual intent, and no provision of this Agreement should be construed against or interpreted to the advantage of any Party hereto by reason of such Party or its legal counsel having drafted or participated in the drafting thereof.

9.14           Payment of Transfer Costs and Expenses.  All stamp, transfer, documentary, sales, use, bulk, registration and other such Taxes and fees (including penalties and interest) which may be imposed in any jurisdiction in connection with, or arising from any of the transactions set forth herein shall be paid by the Purchaser.

9.15           No Third Party Beneficiaries.  This Agreement is solely for the benefit of the Parties hereto and their successors and permitted assigns and, except with respect to the rights of the MGT Indemnitees and DIGA Indemnitees under Article 8, this Agreement shall not be deemed to confer upon any third party any remedy, claim, reimbursement or other right in addition to those which may exist without regard to this Agreement.

9.16           Counterparts; Signatures.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which together will constitute one and the same instrument.  This Agreement and any amendments hereto, to the extent executed and delivered by means of a facsimile machine or e-mail of a PDF file containing a copy of an executed agreement (or signature page thereto), shall be treated in all respects and for all purposes as an original agreement or instrument and shall have the same binding legal effect as if it were the original signed version thereof.

[Remainder of Page Intentionally Blank–Signature Page Follows]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the day and year first above written.

DIGITAL ANGEL CORPORATION By: /s/ Daniel Penni Name: Daniel Penni Title: Chairman
MGT CAPITAL INVESTMENTS, INC. By: /s/ Robert B. Ladd Name: Robert B. Ladd Title: President and CEO

[Signature Page to Asset Purchase Agreement]